UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2009 (February 2, 2009)

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-11527	04-3262075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Centre Street, Newton, Massachusetts  02458

(Address of Principal Executive Offices)   (Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2009, our Board of Trustees, or Board, pursuant to a recommendation of our Nominating and Governance Committee, appointed Bruce M. Gans, M.D. to the Board, effective February 6, 2009.  The appointment was made to fill the vacancy created by Frank J. Bailey’s resignation, effective as of January 30, 2009, in connection with his recent appointment to serve as a United States Bankruptcy Judge for the District of Massachusetts, as previously reported in our Current Report on Form 8-K, dated January 9, 2009.  Dr. Gans was appointed to fill the remainder of Mr. Bailey’s term as an Independent Trustee in Group II of the Board, which will expire at our 2009 annual meeting of shareholders. Dr. Gans was also appointed as a member of our Audit Committee, Compensation Committee and Nominating and Governance Committee.

Dr. Gans (age 62) has been Chief Medical Officer at the Kessler Institute for Rehabilitation since June 2001. He is also a Professor of Physical Medicine and Rehabilitation at University of Medicine and Dentistry of New Jersey—New Jersey Medical School. Dr. Gans has also been a director of Five Star Quality Care, Inc. since 2001.

For his service as a trustee, Dr. Gans will be entitled to the compensation we generally provide to our trustees. A summary of our currently-effective trustee compensation is filed as Exhibit 10.1 to our Current Report on Form 8-K, dated May 20, 2008.

In connection with his appointment, we entered into an indemnification agreement with Dr. Gans, effective as of February 6, 2009, on substantially the same terms as the agreements previously entered into between us and each other trustee. We have previously filed a representative copy of those indemnification agreements as Exhibit 10.8 to our Annual Report on Form 10-K for the year ended December 31, 2007.

We were notified on February 2, 2009 by letter from the New York Stock Exchange, or NYSE, that we were deficient in meeting the requirements under the NYSE Listed Company Manual that we have a majority of independent trustees on the Board (Section 303A.01) and that our Audit Committee have three members (Section 303A.07(a)).  Dr. Gans’ appointment as an Independent Trustee and as a member of our Audit Committee on February 6, 2009 cured the deficiencies prior to the expiration of the grace period permitted by the NYSE and described in the NYSE’s letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer
Dated: February 6, 2009